OFFICE LEASE

Basic Lease Terms.

A.	REFERENCE DATE OF LEASE:	October 16, 2014

B.	TENANT:	CANNASYS, INC.,
a Colorado corporation

	Address (For Notices):	1720 S. Bellaire Street, Suite 325
Denver, CO 80222

	Email (For Notices):	dan@cannasys.com & chad@cannasys.com

C.	LANDLORD:	Denver Tower Equities LLC,
a Delaware limited liability company

	Address (For Notices):	c/o Newmark Grubb Knight Frank
1720 S. Bellaire Street, Suite 106
Denver, CO 80222
Attn: Tower Colorado Manager
	Facsimile No.:	(303) 759-5684

	With copy to:	c/o Felton Properties
520 SW 6th Ave, Suite 610
Portland, OR 97204
	Facsimile No.:	(503) 227-2463

	Address (For Rent Payments):	Denver Tower Equities LLC
c/o Newmark Grubb Knight Frank
PO Box 13797
Denver, CO 80201

D.           PREMISES AREA:  Approximately 1,786 rentable square feet (See Exhibit “A”) with address of: 1720 S. Bellaire Street, Suite 325, Denver, CO 80222.  If desired by Tenant, rentable square footage of the Premises to be verified by Tenant prior to Lease execution.

E.           TENANT’S PROPORTIONATE SHARE:  1.40%.  The percentage is obtained by dividing the rentable square feet of the Premises by the total number of rentable square feet of the Building.  Landlord may modify Tenant’s Proportionate Share if the Building size is increased or decreased, as the case may be.  The “Building” is the building commonly known as Tower Colorado.

F.           TENANT’S PERMITTED USE OF PREMISES:  General office use, and for no other purpose.

G.	TERM OF LEASE:	Anticipated Commencement Date: November 1, 2014
Expiration Date: Last day of the month that is forty (40) months after the Commencement Date of the Lease.

H.           BASE RENT:

Period (Months)	Annual Rate Per Square Foot	Monthly Base Rent
01 -- 04	$19.00	$0.00
05 -- 16	$19.00	$2,827.83
17 -- 28	$20.00	$2,976.67
29 -- 40	$21.00	$3,125.50

As reflected above, Tenant shall have no obligation to pay monthly Base Rent for the first four (4) full months of the term, commencing with the Commencement Date (the “Free Rent Period”) resulting in an abatement of monthly Base Rent in the amount of $2,827.83 per month.  If the Lease is terminated during such Free Rent Period, Tenant shall not be entitled to any such rent abatement after the date of termination nor shall Tenant be entitled to assert any right to rent abatement after such termination against any sums due Landlord.  The rent abatement granted under this Section is solely for the benefit of the entity executing this Lease as tenant and is not transferable to any assignee or subtenant.  In the event of a default by Tenant under the terms of the Lease which results in early termination pursuant to the provisions hereof, then as a part of the recovery to which Landlord shall be entitled shall be included a portion of such rent which was abated under the provisions of this Section, which portion shall be determined by multiplying the total amount of rent which was abated under this Section by a fraction, the numerator of which is the number of months remaining in the term of the Lease at the time of such default and the denominator of which is the number of months during the term of the Lease that Tenant is obligated to pay monthly Base Rent.

I.             BASE YEAR:  REAL PROPERTY TAXES AND EXPENSES - 2014.

J.             PREPAID RENT:  $2,827.83, applicable to month five (5).

K.            SECURITY DEPOSIT: $12,502.00.

L.             MOVING ALLOWANCE:  Tenant shall receive a moving allowance equal to $2.00 per rentable square foot of space in the Premises in accordance with Exhibit B.

M.           BROKERS:  W. Ryan Stout, Nathan J. Bradley and Zachary T. Williams of Cushman & Wakefield representing, Landlord.  Nathan Stern of The Zall Company, representing Tenant.

For valuable consideration, Landlord and Tenant covenant and agree as follows:

1.1          Lease of Premises.
Landlord leases to Tenant the Premises described in the Basic Lease Terms and shown on Exhibit “A” (the “Premises”) subject to the terms and conditions of this Lease.

1.2          Delivery of Possession and Commencement.
Should Landlord be unable to deliver possession of the Premises on the Anticipated Commencement Date stated in the Basic Lease Terms, Landlord shall have no liability to Tenant for delay in delivering possession.  The term of the Lease shall commence on the date the Premises are delivered to Tenant in the condition required under this Lease (the “Commencement Date”).  The Expiration Date of this Lease shall be the date stated in the Basic Lease Terms.  The Premises shall be delivered to Tenant in “as is” condition and without any representation or warranty, subject to any improvements to be performed by Landlord in accordance with Exhibit “B.”  The existence of any “punch list” type items shall not postpone the Commencement Date.  Tenant’s occupancy of the Premises shall constitute conclusive acceptance of the amount of square footage stated herein, and of the condition of the Premises.  If requested by Landlord, Tenant shall confirm in writing the date of the Commencement Date and the Expiration Date.

2.1          Rent Payment.
Tenant shall pay to Landlord the Base Rent for the Premises and any additional rent provided herein, without deduction or offset.  At the same time as execution of the Lease, Tenant shall pay any prepaid rent stated in the Basic Lease Terms.  Rent is payable in advance on the first day of each month commencing on the commencement date of this Lease.  Rent for any partial month during the Lease term shall be prorated to reflect the number of days during the month that Tenant occupies the Premises.  Additional rent means amounts determined under Section 19 of this Lease and any other sums payable by Tenant to Landlord under this Lease.  Rent not paid when due shall bear interest at the rate of 1 1/2 percent per month, or if less the maximum applicable rate of interest permitted by law, until paid.  Landlord may at its option impose a late charge of the greater of $.05 for each $1 of rent or $50 for rent payments made more than ten (10) days late in lieu of interest for the first month of delinquency.  Tenant acknowledges that late payment by Tenant to Landlord of any rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to ascertain, and that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment and is not a penalty.  Neither imposition nor collection nor failure to impose or collect such late charge shall be considered a waiver of any other remedies available for default.

3.1          Security Deposit.
Upon execution of the Lease, Tenant shall pay to Landlord the amount stated in the Basic Lease Terms as a Security Deposit.  Provided that Tenant has not been in default during the term of the Lease, Landlord shall apply $2,976.67 of the Security Deposit to the seventeenth (17th) month of Base Rent then due and payable and $3,125.50 of the Security Deposit to the twenty-ninth (29th) month of Base Rent then due and payable, with the remaining balance of the Security Deposit held by Landlord through the remainder of the Lease term.  Landlord may apply the Security Deposit to pay the cost of performing any obligation which Tenant fails to perform within the time required by this Lease, but such application by Landlord shall not waive Landlord’s other remedies nor be the exclusive remedy for Tenant’s default.  If the Security Deposit is applied by Landlord, Tenant shall on demand pay the sum necessary to replenish the Security Deposit to its original amount.  In no event will Tenant have the right to apply any part of the Security Deposit to any rent or other sums due under this Lease, except as expressly provided in this Section.  Landlord’s obligations with respect to the Security Deposit are those of a debtor and not of a trustee, and Landlord can commingle the Security Deposit with Landlord’s general funds.  Landlord shall not be required to pay Tenant interest on the Security Deposit.  If Landlord sells its interest in the Premises during the term hereof and deposits with or credits to the purchaser the unapplied portion of the Security Deposit, thereupon Landlord shall be discharged from any further liability or responsibility with respect to the Security Deposit.

4.1          Use.
Tenant shall use the Premises for the Tenant’s Permitted Use stated in the Basic Lease Terms and for no other purpose.  Tenant shall at its expense promptly cause the Premises to comply with all applicable laws, ordinances, rules, and regulations (“Laws”) and shall not annoy, obstruct, or interfere with the rights of other tenants.  Tenant shall not allow any objectionable fumes, noise, light, vibration, radiation, or electromagnetic waves to be emitted from the Premises.  If any such sound or vibration is detectable outside of the Premises, Tenant shall provide such insulation as is required to muffle such sound or vibration and render it undetectable at Tenant’s cost.  Tenant shall not conduct any activities that will increase Landlord’s insurance rates.  Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operations and all trade fixtures, leasehold improvements, merchandise and other personal property in or about the Premises.

4.2          Equipment.
Tenant shall install in the Premises only such equipment as is customary for Tenant’s Permitted Use and shall not overload the floors or electrical circuits of the Premises or Building or alter the plumbing or wiring of the Premises or Building.  Landlord must approve in advance the location of and manner of installing any wiring or electrical, heat generating, climate sensitive, or communication equipment or exceptionally heavy articles.  All telecommunications equipment, conduit, cables and wiring, additional dedicated circuits, and any additional air conditioning required because of heat generating equipment or special lighting installed by Tenant shall be installed and operated at Tenant’s expense and, at Landlord’s written request shall be removed by Tenant at Tenant’s sole cost.  Tenant shall have no right to install any equipment on or through the roof of the Building, or use or install or store any equipment or other items outside of the interior boundary of the Premises.

4.3          Signs and Other Installations.
No signs, awnings, or other apparatus shall be painted on or attached to the Building or anything placed on any glass or woodwork of the Premises or positioned so as to be visible from outside the Premises, including any window covering (e.g., shades, blinds, curtains, drapes, screens, or tinting materials) without Landlord’s written consent.  All signs installed by Tenant shall comply with Landlord’s standards for signs and all applicable codes and all signs and sign hardware shall be removed upon termination of this Lease with the sign location restored to its former state.  Tenant may not install any alarm boxes, foil protection tape, or other security equipment on the Premises without Landlord’s prior written consent.  Any material violating this provision may be removed and disposed by Landlord without compensation to Tenant, and Tenant shall reimburse Landlord for the cost of the same upon request.

4.4          Parking.
If Landlord provides parking spaces to all of the tenants of the Building, Tenant may, at no additional cost to Tenant, use a proportionate share of undesignated vehicle parking spaces, unreserved and unassigned, on those areas designated by Landlord for such parking on the top deck of the Building or across the street from the Building (four (4) parking spaces based on a ratio of 2.33 parking spaces per 1,000 rentable square feet of space in the Premises).  Tenant shall not use more parking spaces than such number.  Such parking spaces shall be used only for parking by vehicles no larger than full sized passenger automobiles or pick-up trucks.  Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities.  If Tenant permits or allows any of the prohibited activities described herein, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable as additional rent upon demand by Landlord.  For all other parking spaces used by Tenant and to the extent such parking spaces are made available by Landlord, Tenant shall be required to pay as rental the established parking rates for the Building or lot (as the case may be), as adjusted from time to time, and such sum shall be additional rent payable under this Lease (such rates are currently $75/space/month for covered reserved parking spaces, $55/space/month for covered unreserved parking spaces, and $35/space/month for uncovered unreserved parking spaces).

5.1          Utilities and Services.
Landlord shall operate or cause the operation of the heating, ventilating and air-conditioning (“HVAC”) system serving the Premises during ordinary business hours of Monday through Friday from 7:00 am to 6:00 pm and 8:00 am to 1:00 on Saturday (“Ordinary Business Hours”) at such temperatures and in such amounts as Landlord determines are reasonably required for the comfortable occupancy of the Premises.  During other than Ordinary Business Hours, if Tenant so requests, Landlord shall provide HVAC service to the Premises at Tenant’s sole cost and expense in an amount equal to Landlord’s then scheduled hourly charge of supplying HVAC to the Premises.  Janitorial service will be provided in accordance with the regular schedule of the Building, which schedule and service may change from time to time.  Tenant shall promptly pay when due all charges for utility services used in the Premises and for all other services required for Tenant’s use of the Premises.  Tenant shall comply with all government laws or regulations regarding the use or reduction of use of utilities on the Premises.  Interruption of services or utilities shall not be deemed an eviction or disturbance of Tenant’s use and possession of the Premises, render Landlord liable to Tenant for damages, or relieve Tenant from performance of Tenant’s obligations under this Lease.  Landlord shall take all reasonable steps to correct any interruptions in service caused by defects in utility systems within Landlord’s reasonable control.  Tenant shall provide its own surge protection for power furnished to the Premises.  Tenant shall cooperate with Landlord and the utility service providers at all times as reasonably necessary, and shall allow Landlord and utility service providers, reasonable access to the pipes, lines, feeders, risers, wiring, and any other machinery within the Premises.  Tenant shall not contract or engage any other utility provider without prior written approval of Landlord.

5.2          Security.
Landlord may (but shall have no obligation) adopt security measures regarding the Premises, and Tenant shall cooperate with all such security measures.  Landlord may modify the type or amount of security measures provided at any time without notice.  Tenant may install a security system within the Premises with Landlord’s written consent (not to be unreasonably withheld).  Landlord shall be given an access code to any security system and shall not have any liability for accidentally setting off Tenant’s security system.

6.1          Maintenance and Repair.
6.1.1           Subject to reimbursement under Section 19, Landlord shall maintain and repair in good condition the Building structure, roof, exterior walls and doors, exterior windows, and common areas of the Building, and the electrical, mechanical, plumbing, heating and air conditioning systems, facilities and components located in the Building that are used in common by all tenants of the Building.  Tenant shall maintain and repair the Premises in good condition, including, without limitation, maintaining and repairing all walls, floors, and ceilings, all interior doors, partitions, and windows, and all Premises systems, fixtures, and equipment that are not the maintenance responsibility of Landlord, as well as damage caused by Tenant, its agents, employees, contractors, or invitees.

6.1.2           Landlord shall have no liability for failure to perform required maintenance and repair unless written notice is given by Tenant and Landlord fails to commence efforts to remedy the problem in a reasonable time.  Landlord shall have the right to erect scaffolding and other apparatus necessary for the purpose of making repairs or alterations to the Building, and Landlord shall have no liability for interference with Tenant’s use because of such work.  Work may be done during normal business hours.  Tenant shall have no claim against Landlord for any interruption of services or interference with Tenant’s occupancy caused by Landlord’s maintenance and repair or any claim of constructive or other eviction of Tenant.

6.2          Alterations.
Tenant shall not make any alterations to the Premises that affect the structure of the Building or any Building system (electrical, plumbing, mechanical or life safety), or install any wall or floor covering without Landlord’s prior written consent which may be withheld in Landlord’s sole discretion.  With respect to any other alteration requested by Tenant, Landlord’s consent shall not be unreasonably withheld.  Should Landlord consent in writing to Tenant’s alteration of the Premises, Tenant shall contract with a contractor approved by Landlord for the construction of such alterations, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with the plans and specifications approved by Landlord.  All such construction shall be performed in a manner which will not interfere with the quiet enjoyment of other tenants of the Building.  Any such alterations, wiring, cables, or conduit installed by Tenant shall at once become part of the Premises and belong to Landlord except for removable machinery and unattached movable trade fixtures.  Landlord may at its option require that Tenant remove any alterations, wiring, cables or conduit installed by or for Tenant and restore the Premises to the original condition upon termination of this Lease.  Landlord shall have the right to post notices of nonresponsibility in connection with work being performed by Tenant in the Premises.  Work by Tenant shall comply with all laws then applicable to the Premises.  Tenant shall not allow any liens to attach to the Building or Tenant’s interest in the Premises as a result of its activities or any alterations.  Landlord may perform alterations to or change the configuration of the Building, the Building, the parking area, and other common areas.

7.1          Indemnity.
Tenant shall indemnify, defend, and hold harmless Landlord and its managing agents and employees from any claim, liability, damage, or loss occurring in, on, or about the Premises, or any cost or expense in connection therewith (including attorney fees), arising out of (a) any bodily damage to any person or damage to property occurring in, on, or about the Premises, (b) use by Tenant or its agents, invitees or contractors of the Premises and/or the Building, and/or (c) Tenant’s breach or violation of any term of this Lease.  This indemnity obligation shall survive the expiration or sooner termination of this Lease.

7.2          Insurance.
Tenant shall carry liability insurance on an “occurrence” basis with limits of not less than Three Million Dollars ($3,000,000) combined single limit bodily injury and property damage which insurance shall have an endorsement naming Landlord and Landlord’s managing agent, if any, as an additional insured, cover the liability insured under Section 7.1 of this Lease, shall have deductibles of not more than $2,500.00 and shall be in form and with companies reasonably acceptable to Landlord.  Such insurance shall provide that it is primary insurance and not “excess over” or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord.  The policy shall not eliminate cross-liability and shall contain a severability of interest clause.  Tenant, at its cost, shall maintain on all of its personal property, tenant improvements (whether constructed by Landlord or Tenant), in, on, or about the Premises, a policy of “Broad Form” insurance, to the extent of at least full replacement value without any deduction for depreciation.  No policy of insurance shall be written such that the proceeds thereof will produce less than the minimum coverage required hereunder by reason of co-insurance provisions or otherwise.  Tenant, at its cost, shall maintain such other insurance as Landlord may reasonably require from time to time.  Not more frequently than once each year, if, in the opinion of Landlord’s lender or of the insurance consultant, the amount of public liability and property damage insurance coverage at that time is not adequate, Tenant shall increase the insurance coverage as required by either Landlord’s lender or Landlord’s insurance consultant.  Prior to occupancy, Tenant shall furnish a certificate evidencing such insurance which shall state that the coverage shall not be canceled or materially changed without thirty (30) days’ advance notice to Landlord and Landlord’s managing agent, if any.  Tenant shall furnish to Landlord a renewal certificate at least thirty (30) days prior to expiration of any policy.

8.1          Fire or Casualty.
“Major Damage” means damage by fire or other casualty to the Building or the Premises which causes the Premises or any substantial portion of the Building to be unusable, or which will cost more than 25 percent of the pre damage value of the Building to repair, or which is not covered by insurance.  In case of Major Damage, Landlord may elect to terminate this Lease by notice in writing to the Tenant within thirty (30) days after such date.  If this Lease is not terminated following Major Damage, or if damage occurs which is not Major Damage, Landlord shall promptly restore the Premises to the condition existing just prior to the damage.  Tenant shall promptly restore all damage to tenant improvements or alterations installed or paid for by Tenant or pay the cost of such restoration to Landlord if Landlord elects to do the restoration of such improvements.  Unless the casualty was caused by Tenant, rent shall be reduced from the date of damage until the date restoration work being performed by Landlord is substantially complete, with the reduction to be in proportion to the area of the Premises not usable by Tenant.

8.2          Waiver of Subrogation.
Tenant shall be responsible for insuring its personal property and trade fixtures located on the Premises and any alterations or tenant improvements it has made to the Premises.  Neither Landlord, its managing agent nor Tenant shall be liable to the other for any loss or damage caused by water damage, sprinkler leakage, or any of the risks that are covered by property insurance or could be covered by a customary broad form of property insurance policy, or for any business interruption, and there shall be no subrogated claim by one party’s insurance carrier against the other party arising out of any such loss.

9.1          Eminent Domain.
If a condemning authority takes title by eminent domain or by agreement in lieu thereof a portion sufficient to render the Premises unsuitable for Tenant’s use, then either party may elect to terminate this Lease effective on the date that possession is taken by the condemning authority.  If this Lease is not terminated, then rent shall be reduced for the remainder of the term in an amount proportionate to the reduction in area of the Premises caused by the taking.  All condemnation proceeds shall belong to Landlord, and Tenant shall have no claim against Landlord or the condemnation award because of the taking.

10.1        Assignment and Subletting.
Tenant shall not assign or encumber its interest under this Lease or sublet all or any portion of the Premises without first obtaining Landlord’s consent in writing.  This provision shall apply to all transfers by operation of law, and to all mergers and changes in control of Tenant, all of which shall be deemed assignments for the purposes of this Section.  No assignment shall relieve Tenant of its obligation to pay rent or perform other obligations required by this Lease, and no consent to one assignment or subletting shall be a consent to any further assignment or subletting.  If Tenant proposes a subletting or assignment for which Landlord’s consent is required, Landlord shall have the option of terminating this Lease and dealing directly with the proposed subtenant or assignee, or any third party.  Notwithstanding the foregoing,  Landlord may at its sole discretion withhold consent to the subletting or assignment of the Premises to an existing occupant of the Building, to any prospective tenant with which the Landlord or Landlord’s agents have negotiated within the previous six (6) months, or where any sublease will require any changes to any building systems.  Tenant shall not advertise at a rate which is less than the Building’s listed rate.  If Landlord does not terminate this Lease, Landlord shall not unreasonably withhold its consent to any assignment or subletting provided the effective rental paid by the subtenant or assignee is not less than the current scheduled rental rate of the Building for comparable space and the proposed Tenant is compatible with Landlord’s normal standards for the Building.  If an assignment or subletting is permitted, any cash net profit, or the net value of any other consideration received by Tenant as a result of such transaction shall be paid to Landlord promptly following its receipt by Tenant.  Tenant shall pay any costs incurred by Landlord in connection with a request for assignment or subletting, including reasonable attorney fees.

11.1        Default.
Any of the following shall constitute an Event of Default by Tenant under this Lease (time of performance being of the essence of this Lease):

11.1.1        Tenant’s failure to pay rent or any other charge under this Lease when due.

11.1.2        Tenant’s failure to comply with any other term or condition within ten (10) days following written notice from Landlord specifying the noncompliance.  If such noncompliance cannot be cured within the ten (10) day period, this provision shall be satisfied if Tenant commences correction within such period and thereafter proceeds in good faith and with reasonable diligence to complete correction as soon as possible but not later than ninety (90) days after the date of Landlord’s notice.

11.1.3        Assignment or subletting by Tenant in violation of Section 10.1.

11.2        Remedies for Default.
Upon occurrence of an Event of Default as described in Section 11.1, Landlord shall have the right to the following remedies, which are intended to be cumulative and in addition to any other remedies provided under applicable law or under this Lease:

11.2.1         Landlord may at its option terminate this Lease, without prejudice to its right to damages for Tenant’s breach.  With or without termination, Landlord may retake possession of the Premises and may use or relet the Premises without accepting a surrender or waiving the right to damages.  Following such retaking of possession, efforts by Landlord to relet the Premises shall be sufficient if Landlord follows its usual procedures for finding tenants for the space at rates not less than the current rates for other comparable space in the Building.  If Landlord has other vacant space in the Building, prospective tenants may be placed in such other space without prejudice to Landlord’s claim to damages or loss of rentals from Tenant.

11.2.2.        Landlord may recover all damages caused by Tenant’s default which shall include an amount equal to rentals lost because of the default, Lease commissions paid for this Lease, and the unamortized cost of any tenant improvements installed by or paid for by Landlord.  Landlord may sue periodically to recover damages as they occur throughout the Lease term, and no action for accrued damages shall bar a later action for damages subsequently accruing.  Landlord may elect in any one action to recover accrued damages plus damages attributable to the remaining term of the Lease.  Such damages shall be measured by the difference between the rent under this Lease and the reasonable rental value of the Premises for the remainder of the term, discounted to the time of judgment at the prevailing interest rate on judgments.

11.3        Landlord’s Right To Cure Default.
Landlord may, but shall not be obligated to, make any payment or perform any obligation which Tenant has failed to perform under this Lease.  All of Landlord’s expenditures shall be reimbursed by Tenant upon demand with interest from the date of expenditure at the rate of 1 1/2 percent per month.  Landlord’s right to correct Tenant’s failure to perform is for the sole protection of Landlord and the existence of this right shall not release Tenant from the obligation to perform all of the covenants herein required to be performed by Tenant, or deprive Landlord of any other right which Landlord may have by reason of default of this Lease by Tenant, whether or not Landlord exercises its right under this Section.

12.1        Surrender; Holdover.
On expiration or early termination of this Lease, Tenant shall deliver all keys to Landlord and surrender the Premises vacuumed, swept, and free of debris and in the same condition as at the commencement of the term subject only to reasonable wear from ordinary use.  Tenant shall remove all of its furnishings and trade fixtures that remain its property and any alterations, cables, or conduits if required by Section 6.2, and shall repair all damage resulting from such removal.  Failure to remove shall be an abandonment of the property, and, following ten (10) days’ written notice, Landlord may remove or dispose of it in any manner without liability, and recover the cost of removal and other damages from Tenant.  If Tenant fails to vacate the Premises when required, including failure to remove all its personal property, Landlord may elect either:  (i) to treat Tenant as a tenant from month to month, subject to the provisions of this Lease except that rent shall be one and one half times the total rent being charged when the Lease term expired, and any option or other rights regarding extension of the term or expansion of the Premises shall no longer apply; and/or (ii) to eject Tenant from the Premises (using self-help or otherwise) and recover damages caused by wrongful holdover.

13.1        Rules and Regulations.
Landlord shall have the right to make, revise and enforce rules and regulations for the Building.  All such rules and regulations including those, if any, attached to this Lease, shall be complied with as if part of this Lease and failure to comply shall be a default.

14.1        Access.
Tenant shall have access to the Building twenty-four (24) hours a day, seven (7) days a week; provided that Tenant’s officers and employees or those having business with Tenant may be required to identify themselves or show passes in order to gain access to the Building.  Landlord shall have no liability for permitting or refusing to permit access by anyone.  Landlord may regulate access to any Building elevators.  Landlord shall have the right to enter upon the Premises at any time by passkey or otherwise to determine Tenant’s compliance with this Lease, to perform necessary services, maintenance and repairs or alterations to the Building or the Premises, to post notices of nonresponsibility, or to show the Premises to any prospective tenant or purchasers.  Except in case of emergency, such entry shall be at such times and in such manner as to minimize interference with the reasonable business use of the Premises by Tenant.

14.2        Furniture and Bulky Articles.
Tenant shall move furniture and bulky articles in and out of the Building or make independent use of any elevators only at times approved by Landlord following at least 24 hours’ written notice to Landlord.

15.1        Notices.
Notices between the parties relating to this Lease shall be in writing, effective when delivered during business hours by facsimile transmission, hand delivery, private courier, or first class or certified U.S. mail.  Notices shall be delivered postage prepaid, to the address or facsimile number for the party stated in the Basic Lease Terms or to such other address as either party may specify by notice to the other.  Notice to Tenant may always be delivered to the Premises.  Rent shall be payable to Landlord at the same address and in the same manner, but shall be considered paid only when received.

16.1        Subordination and Attornment.
This Lease shall be subject to and subordinate to any mortgages, deeds of trust, ground lease, master lease, or land sale contracts (hereafter collectively referred to as encumbrances) now existing against the Building.  At Landlord’s option this Lease shall be subject and subordinate to any future encumbrance, ground lease, or master lease hereafter placed against the Building (including the underlying land) or any modifications of existing encumbrances, and Tenant shall execute such documents as may reasonably be requested by Landlord or the holder of the encumbrance to evidence this subordination within 10 days of request therefor.  If any encumbrance is foreclosed, then if the purchaser at foreclosure sale gives to Tenant a written agreement to recognize Tenant’s Lease, Tenant shall attorn to such purchaser and this Lease shall continue.

16.2        Transfer of Building.
If the Building is sold or otherwise transferred by Landlord or any successor, Tenant shall attorn to the purchaser or transferee and recognize it as the landlord under this Lease, and, provided the purchaser or transferee assumes all obligations under this Lease thereafter accruing, the transferor shall have no further liability hereunder.

16.3        Estoppels.
Either party will within ten (10) days after notice from the other execute, acknowledge, and deliver to the other party a certificate certifying whether or not this Lease has been modified and is in full force and effect; whether there are any modifications or alleged breaches by the other party; the dates to which rent has been paid in advance, and the amount of any security deposit or prepaid rent; and any other facts that may reasonably be requested.  If requested by the holder of any encumbrance, or any underlying lessor, Tenant will agree to give such holder or lessor notice of and an opportunity to cure any default by Landlord under this Lease.

17.1        Attorney Fees.
In any litigation arising out of this Lease, including any bankruptcy proceeding, the prevailing party shall be entitled to recover attorney fees at trial and on any appeal or petition for review.  If Landlord incurs attorney fees because of a default by Tenant, Tenant shall pay all such fees whether or not litigation is filed.  If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency and other fees charged to Landlord in addition to rent, late charges, interest, and other sums payable under this Lease.

18.1        Quiet Enjoyment.
Landlord warrants that as long as Tenant complies with all terms of this Lease, it shall be entitled to possession of the Premises free from any eviction or disturbance by Landlord or parties claiming through Landlord.

18.2        Limitation on Liability.
Notwithstanding any provision in this Lease to the contrary, neither Landlord nor its managing agent or employees shall have any liability to Tenant for loss or damages to Tenant’s property from any cause, nor arising out of the acts of other tenants of the Building or third parties, nor any liability for consequential damages, nor liability for any reason which exceeds the value of its interest in the Building.

19.1        Additional Rent:  Operating Expense Adjustment.
Tenant shall pay as additional rent Tenant’s Proportionate Share of the amount by which operating expenses and real property taxes for the Building increase over those experienced by Landlord during the Base Year for expenses stated in the Basic Lease Terms.  Effective January 1 of each year Landlord shall estimate the amount by which operating expenses and real property taxes are expected to increase, if any, over those incurred in the base year.  Monthly rent for that year shall be increased by one twelfth of Tenant’s Proportionate Share of operating expenses and real property taxes, provided that Landlord may revise its estimate during any year with reasonable cause and the additional estimate shall be payable as equal additions to rent for the remainder of the calendar year.  Following the end of each calendar year, Landlord shall compute Tenant’s actual Proportionate Share of operating expenses and real property taxes and bill Tenant for any deficiency or credit Tenant with any excess collected.  Tenant shall pay any such deficiency within thirty (30) days after Landlord’s billing, whether or not this Lease shall have expired or terminated at the time of such billing.  As used herein “real property taxes” as used herein shall mean all taxes and assessments of any public authority against the Building and the land on which it is located, the cost of contesting any tax and any form of fee or charge imposed on Landlord as a direct consequence of owning or leasing the Premises, including but not limited to, rent taxes, gross receipt taxes, leasing taxes, or any fee or charge wholly or partially in lieu of or in substitution for ad valorem real property taxes or assessments, whether now existing or hereafter enacted.  If a separate assessment or identifiable tax increase arises because of improvements to the Premises, then Tenant shall pay 100 percent of such increase.  As used herein, “operating expenses” shall mean all costs of operating, maintaining, managing, replacing and repairing the Building as determined by standard real estate accounting practice, including, but not limited to:  all water and sewer charges; the cost of natural gas and electricity provided to the Building; janitorial and cleaning supplies and services; administration costs and management fees; superintendent fees; security services, if any; insurance premiums; licenses, permits for the operation and maintenance of the Building and all of its component elements and mechanical systems; ordinary and emergency repairs and maintenance, and the annual amortized capital improvement cost (amortized over such a period as Landlord may select but not shorter than the period allowed under the Internal Revenue Code and at a current market interest rate) for any capital improvements to the Building.  “Operating expenses” shall also include all assessments under recorded covenants or master plans and/or by owner’s associations.

“Operating expenses” additional rent shall exclude: (a) costs or expenses of providing or performing improvements, work, renovations, decorating, painting, or repairs to or within any portion of the premises of any other tenants or occupants of the Building or Project; (b) costs or expenses incurred as a result of disputes or negotiations with other tenants or occupants of the Property, including, but not limited to attorney’s fees; (c)  any costs or expenses incurred in negotiating, amending, administering or terminating leases, any brokerage commissions, or construction or planning expenses; (d) fines, interest and penalties incurred due to the late payment of Taxes by Landlord; (e) salaries of personnel of Landlord above the level of building manager; (f) the cost of any environmental remediation of the Project or the Building, including without limitation any costs incurred to test, survey, cleanup, contain, abate, remove, or otherwise remedy hazardous wastes or asbestos-containing materials from the Building or Project; (g) costs incurred in connection with the sale, financing or refinancing of the Building or Project; and (h) depreciation and amortization, including but not limited to depreciation of structures or buildings located in the Project, including the Building.

19.2        Disputes.
If Tenant disputes any computation of additional rent Section 19.1, it shall give notice to Landlord not later than thirty (30) days after the notice from Landlord describing the computation in question, but in any event not later than (thirty) 30 days after expiration or earlier termination of this Lease.  If Tenant fails to give such a notice, the computation by Landlord shall be binding and conclusive between the parties for the period in question.  If Tenant gives a timely notice, the dispute shall be resolved by an independent CPA selected by Landlord whose decision shall be conclusive between the parties.  Each party shall pay one-half of the fee of such CPA for making such determination except that if the adjustment in favor of Tenant does not exceed 10 percent of the escalation amounts for the year in question, Tenant shall pay (i) the entire cost of any such third-party determination; and (ii) Landlord’s out-of-pocket costs and reasonable expenses for personnel time in responding to the audit.  Nothing herein shall reduce Tenant’s obligations to make all payments as required by this Lease.  In no event shall Landlord have any liability to Tenant based on its calculation of additional rent or rent adjustments except and only the obligation to cause any correction to be made pursuant to this Section 19.2.  Tenant shall maintain as strictly confidential the existence and resolution of any dispute regarding rent charges hereunder.

20.1        Hazardous Materials.
Neither Tenant nor Tenant’s agents or employees shall cause or permit any Hazardous Material, as hereinafter defined, to be brought upon, stored, used, generated, released into the environment, or disposed of on, in, under, or about the Premises, except reasonable quantities of cleaning supplies and office supplies necessary to or required as part of Tenant’s business that are generated, used, kept, stored, or disposed of in a manner that complies with all laws regulating any such Hazardous Materials and with good business practices.  Tenant covenants to remove from the Premises (or the Building, if applicable), upon the expiration or sooner termination of this Lease and at Tenant’s sole cost and expense, any and all Hazardous Materials brought upon, stored, used, generated, or released into the environment during the term of this Lease.  To the fullest extent permitted by law, Tenant hereby agrees to indemnify, defend, protect, and hold harmless Landlord, Landlord’s managing agent and their respective agents and employees, and their respective successors and assigns, from any and all claims, judgments, damages, penalties, fines, costs, liabilities, and losses that arise during or after the term directly or indirectly from the use, storage, disposal, release, or presence of Hazardous Materials on, in, or about the Premises which occurs during the term of this Lease.  Tenant shall promptly notify Landlord of any release of Hazardous Materials in, on, or about the Premises that Tenant or Tenant’s agents or employees become aware of during the Term of this Lease, whether caused by Tenant, Tenant’s agents or employees, or any other persons or entities.  As used herein, the term “Hazardous Materials” shall mean any hazardous or toxic substance, material, or waste which is or becomes regulated by any local or state governmental authority or the United States Government.  The term “Hazardous Materials” shall include, without limitation, any material or substance that is (i) defined as a “hazardous waste,” “extremely hazardous waste,” “restricted hazardous waste,” “hazardous substance,” “hazardous material,” or “waste” under any federal, state, or local law, (ii) petroleum, and (iii) asbestos.  The provisions of this Section 20, including, without limitation, the indemnification provisions set forth herein, shall survive any termination of this Lease.

21.1        Complete Agreement; No Implied Covenants.
This Lease constitutes the entire agreement of the parties and supersedes all prior written and oral agreements and representations and there are no implied covenants or other agreements between the parties except as expressly set forth in this Lease.  Neither Landlord nor Tenant is relying on any representations other than those expressly set forth herein.

21.2        Nonwaiver.
Failure by Landlord to promptly enforce any regulation, remedy, or right of any kind under this Lease shall not constitute a waiver of the same and such right or remedy may be asserted at any time after Landlord becomes entitled to the benefit thereof notwithstanding delay in enforcement.

21.3        Force Majeure.
If performance by Landlord of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by governmental approvals, war, acts of terrorism, strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes for those items, governmental actions, civil commotions, fire or other casualty, or other causes beyond the reasonable control of Landlord, performance by Landlord for a period equal to the period of that prevention, delay, or stoppage is excused.

21.4        Commissions.
Each party represents that it has not had dealings with any real estate broker, finder, or other person with respect to this Lease in any manner, except for the brokers identified in the Basic Lease Terms.  Landlord shall pay a leasing commission in accordance with a separate agreement between Landlord and broker.

21.5        Successors.
Subject to Section 10.1, this Lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and permitted assigns.

21.6        Financial Reports.
In no manner will Tenant provide to Landlord Tenant’s financial statements outside of what is legally allowed by the Securities and Exchange Commission (SEC), unless court ordered or approved by SEC.  Tenant’s financials are public record and conform with SEC filing requirements.  If at any time Tenant’s financials are not part of the public record, then within ten (10) days after Landlord’s request, Tenant will furnish Tenant’s most recent financial statements to Landlord.  Landlord will not disclose any aspect of Tenant’s financial statements except (1) to Landlord’s lenders or prospective purchasers of the Building who have executed a sales contract with Landlord, (2) in litigation between Landlord and Tenant, or (3) if required by court order.

21.7        Waiver of Jury Trial.
To the maximum extent permitted by law, Landlord and Tenant each waive right to trial by jury in any litigation arising out of or with respect to this Lease.

21.8        Executive Order 13224.
Tenant hereby certifies all persons or entities holding any legal or beneficial interest whatsoever in Tenant are not included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in Executive Order 13224 - Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as amended.

21.9        Relocation.
Landlord shall have the right at any time during the Term of this Lease to require the Tenant to relocate to other space in the Building (hereinafter referred to as “Substitution Space”).  The Substitution Space shall have approximately the same rentable square footage as the Premises.  If Landlord desires to exercise such right, Landlord shall give Tenant not less than sixty (60) days prior written notification that Tenant is to relocate to another space.  Landlord shall pay for all reasonable costs directly related to such relocation, including all reasonable costs and expenses related to improving the space with leasehold improvements equal to those then in Tenant’s Premises.  After such relocation, all terms, covenants, conditions, provisions, and agreements of this Lease shall continue in full force and effect and shall apply to the Substitution Space except that if the Substitution Space contains more square footage than the presently leased Premises, the monthly rental shall be increased proportionately.  If Tenant shall retain possession of the Premises or any part thereof following the date set for relocation or termination, Tenant shall be liable to Landlord, for each day of such retention, for double the amount of the daily rental for the last period prior to the date of such expiration or termination, plus actual damages incurred by Landlord resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made against Landlord by any succeeding tenant to the Premises and Landlord’s costs in taking any action to evict Tenant from the Premises.

21.10      Confidentiality.
Landlord and Tenant shall keep the content and all copies of this Lease, all related documents and amendments, and all proposals, materials, information (including but not limited to rental terms, rent abatement, construction allowance, and any other concessions or terms of the business deal), and matters relating hereto strictly confidential and shall not disclose, divulge, disseminate or distribute any of the same, or permit the same to occur, except to the extent reasonably required for proper business purposes by Landlord’s or Tenant’s employees, attorneys, agents, insurers, auditors, lenders and permitted successors and assigns (and Landlord shall obligate any such parties to whom disclosure is permitted to honor the confidentiality provisions hereof) and except as may be required by law or court proceedings.  This confidentiality provision shall be binding upon the parties hereto and their respective successor and assigns and shall survive the expiration of this Lease.  Tenant and its representatives shall be prohibited from issuing any press release(s) or communicating with the media regarding the proposed or agreed to transaction, in which the Tenant has not received prior written authorization from Landlord.

21.11      Signs.
Landlord shall include Tenant’s name on the Building directory signage and shall provide Tenant with standard suite entry signage at Landlord’s cost.

21.12.     Exhibits.
The Exhibits A (Premises), B (Work Agreement), and C (Rules and Regulations) are attached hereto and incorporated as a part of this Lease.

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Lease as of the day and year first written above.

LANDLORD:	DENVER TOWER EQUITIES LLC, a Delaware limited liability company

By: Denver Tower SPE LLC, a Delaware limited liability company, its sole Member

By: Denver Tower Holding LLC, a Delaware limited liability company, its Managing Member

By: /s/ Jeffrey Borlang
Jeffrey Borlang, Authorized Signatory

TENANT:	CANNASYS, INC., a Colorado corporation

By: /s/ Brandon Jennewine
Brandon Jennewine, CEO

EXHIBIT “A”

Premises

EXHIBIT “B”

Work Agreement

Except as provided below, Tenant is leasing the Premises in its “as is” condition and Landlord shall have no obligation to make any improvements to the Premises; provided, however, Landlord shall provide Tenant with a moving allowance in the amount equal to $2.00 per rentable square foot of space in the Premises for actual third party moving costs incurred by Tenant, which moving allowance shall be paid to Tenant within thirty (30) days of delivery to Landlord of paid invoices for such actual third party moving costs.   Using such standard Building materials as Landlord deems reasonably necessary or appropriate, Landlord shall:

1.           Install one (1) sink in the break room;
2.           Paint the Premises; and
3.           Install new carpet.

EXHIBIT “C”

Rules & Regulations

1.           The driveways, parking lots, sidewalks, halls, passages, exits, vestibules, entrances, public areas, elevators and stairways of the Building shall not be obstructed by any Tenants or used by them for any purpose other than ingress to and egress from their respective Premises.  No Tenant and no employee or invitee of any Tenant shall go upon the roof of the Building.  If the Premises are situated on the ground floor with direct access to the street, then Tenant shall, at Tenant’s expense, keep the sidewalks and curbs directly in front of the Premises clean and free from dirt, refuse and other obstructions.

2.           No sign, placard, picture, name, advertisement or notice visible from the exterior of any Tenant’s Premises shall be inscribed, painted, affixed or otherwise displayed by any Tenant on any part of the Building without the prior written consent of Landlord.  Landlord shall, at Landlord’s cost, place Tenant’s name on the directory in the lobby of the Building and on the individual floor directory, if available.  Landlord reserves the right to restrict the amount of directory space utilized by Tenant.  Tenant shall not have the right to have additional names placed on the directory without Landlord’s prior written consent.  If such consent is given, the addition of such names shall be at Tenant’s expense.

3.           The Premises shall not be used for the storage of merchandise held for sale to the general public, for lodging or sleeping.  No cooking shall be done or permitted by any Tenant on the Premises, except the use by the Tenant of Underwriter’s Laboratory approved microwave oven or equipment for brewing coffee, tea, hot chocolate and other similar beverages which shall be permitted, provided that the power required by such equipment shall not exceed that amount which can be provided by a 30-amp circuit and that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.  Repair and maintenance of garbage disposals, dishwashers, icemakers and other similar equipment shall be at Tenant’s expense.  If the Premises or any part of the Building become infested with vermin as a result of Tenant’s use, Tenant shall reimburse Landlord for the expense of extermination.

4.           No Tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord in writing.  Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same.

5.           No Tenant shall use or keep in the Premises or the Building any kerosene, gasoline or flammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment; or without Landlord’s prior written approval, use any method of heating or air conditioning, including, without limitation, portable floor heaters and fans, other than that supplied by Landlord.  No Tenant shall use or keep or permit to be used or kept any hazardous or toxic materials or any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, vibrations, or interfere in any way with other tenants or those having business therein.

6.           Any Tenant and its employees, agents or associates or other persons entering or leaving the Building after ordinary business hours may be required to sign the building register.  The security officer in charge reserves the right, on behalf of the Landlord, to refuse to admit Tenant or any of Tenant’s employees, agents, or associates or any other person to the Building after ordinary business hours without prior notification from the Tenant or other satisfactory identification demonstrating such person’s right to access to the Building.  Each Tenant shall be responsible for all persons for whom it requests after-hours access and shall be liable to Landlord for all acts of such persons.  Landlord shall, in no case, be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.  In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate including closing doors.  Landlord also reserves the right to exclude or expel from the Building any person who, in Landlord’s judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

7.           No curtains, draperies, blinds, shutters, shades, screens or other coverings hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Landlord.  No files, cabinets, boxes, containers or similar items shall be placed in, against or adjacent to any window of the Building so as to be visible from the outside of the Building.  Tenant shall cooperate fully with Landlord in obtaining maximum effectiveness of the cooling system of the Building by closing draperies and other window coverings when the sun’s rays fall upon windows of the Premises.  Tenant shall not obstruct, alter or in any way impair the efficient operation of Landlord’s heating, ventilating, air conditioning, electrical, fire safety or lighting systems, nor shall Tenant tamper with or change the setting of any thermostat or temperature control valves in the Building other than room thermostats installed for Tenant’s use.  Landlord reserves the right to install solar film on the windows of the Building to aid the efficiency of the HVAC system and to reduce energy costs.  Tenant shall not remove solar film from any window.  Tenant shall also cooperate with Landlord to comply with any governmental energy-saving rules, laws or regulations.  No bottles, parcels or other articles may be placed in the halls or in any other part of the Building, nor shall any article be thrown out of the doors or windows of the Premises.

8.           Each Tenant shall see that the doors of its Premises are closed and locked, that all water faucets, water apparatus, equipment, lights and other utilities are shut off before Tenant or Tenant’s employees leave the Premises, so as to prevent waste or damage; and for any default or carelessness in this regard, Tenant shall make good all injuries sustained by other Tenants or occupants of the Building or by Landlord.  On multiple tenancy floors all Tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

9.           The lavatory rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed; no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be home by the Tenant who, or whose employees or invitees, shall have caused it.

10.         No Tenant shall install any radio or television antenna, loud speaker or other device on the roof or the exterior walls of the Building without the prior written consent of Landlord.  No awnings, air conditioning units or other projections shall be attached to the outside walls or windowsills of the Building or otherwise project from the Building, without prior written consent of Landlord.

11.         Each Tenant shall store all its trash and garbage within its Premises.  No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city where the Building is located without being in violation of any law or ordinance governing such disposal.  All garbage and refuse disposal shall be made only through entry ways and elevators provided for such purposes and at such times as Landlord shall designate.

12.         Each Tenant shall participate in any recycling program for the Building.

13.         Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited and each Tenant shall cooperate to prevent the same.

14.         Tenant and its authorized representative and invitees shall not make or permit any noise in the Building that is annoying, unpleasant or distasteful, interfering in any way with other tenants or those having business with them.

15.         Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except to install normal wall hangings.  Tenant shall repair any damage resulting from non-compliance with this rule.

16.         Landlord shall direct licensed electricians as to where and how telephone and electrical wires are to be introduced.  No cutting or boring for wires shall be allowed without Landlord’s consent.  The location of telephones, call boxes and office equipment affixed to the Premises shall be subject to Landlord’s approval.  Neither Tenant, its subtenants, assignees, agents, employees nor contractors shall have access to or make any changes, alterations, additions, improvements, repairs or replacements (collectively, “work”) to the telephone closets, telephone lines or any other communications facilities or equipment (collectively, the “telephone lines”) within the Building without the prior written authorization of Landlord, which authorization may be withheld in Landlord’s sole discretion.  All contractors designated by Tenant to perform work on the telephone lines shall be licensed and shall be subject to Landlord’s prior written approval, which approval may be withheld by Landlord in its sole discretion.  Contractors performing work shall be required to provide evidence of insurance coverage satisfactory to Landlord, including, without limitation naming Landlord as an additional insured on all liability policies.  Any costs, expenses and liabilities incurred by Landlord as a result of Tenant or Tenant’s contractor performing work on the telephone lines shall be included in Tenant’s indemnification obligations under the Lease.

17.         Tenant shall not lay linoleum tile, carpet or any other floor covering to the floor of the Premises, except as approved by Landlord.

18.         Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

19.         Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors and other means of entry to the Premises closed and locked when the Premises are unattended.

20.         Neither Tenant nor its employees shall park their vehicles in any parking area designated by Landlord as areas for parking by visitors to the Building.  Neither Tenant nor its employees shall leave vehicles in the Building parking areas overnight nor park any vehicles other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks in the Building parking areas.  Landlord may, in its sole discretion, designate separate areas for bicycles and motorcycles.  Landlord may establish additional Rules and Regulations that apply to the parking areas.

21.         There shall be no smoking in the Building.  Smoking shall mean carrying or holding of a lighted pipe, cigar or cigarette of any kind, or any other lighted smoking equipment or the lighting thereof or emitting or exhaling the smoke of a pipe, cigar or cigarette of any kind.  Each Tenant shall cooperate to enforce this prohibition, including giving notice of such to its employees.

22.         Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such rules and regulations against any or all of the tenants of the Building.

23.         These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of Premises in the Building.

24.         Landlord reserves the right to make such other reasonable Rules and Regulations as, in its judgment, may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation if the order therein.

25.         Landlord shall not be responsible to Tenant or to any other person for the non-observance or violation of these Rules and Regulations by any other tenant or other person.  Tenant shall be deemed to have read these rules and to have agreed to abide by them as a condition to its occupancy of the space leased.